UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IGC Pharma, Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! IGC PHARMA, INC. 2025 Annual Meeting Vote by October 09, 2025 11:59 PM ET

You invested in IGC PHARMA, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on October 10, 2025.

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 28, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote in Person at the Meeting* October 10, 2025 11:00 AM EST

10224 Falls Road Potomac, Maryland, 20854

*	If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.	IGC PHARMA, INC. 2025 Annual Meeting Vote by October 09, 2025 11:59 PM ET

Voting Items		Board Recommends

1.	Election of Directors	For
Nominees:
1A	MR. RAM MUKUNDA
1B	MR. JAMES MORAN	For
2	To ratify the appointment of Manohar Chowdhry & Associates, as the Company’s independent registered public accounting firm for the 2026 fiscal year	For
3	To approve the grant of 5,000,000 shares of common stock, governed by the Company’s 2018 Omnibus Incentive Plan, to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the Board of Directors, pursuant to certain metrics including performance, vesting, and incentive as set by the Board of Directors and or the CEO	For
4	To effect an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 150,000,000 shares to 600,000,000 shares of common stock	For
5	To act upon such other matters as may properly come before the Annual Meeting, including any proposal to adjourn or postpone of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies (the Adjournment Proposal) Such other business as may properly come before the meeting or any adjournment thereof	For